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                                                                   Exhibit 10.17


                                                      Prepared by:


                                                        /s/ Jeffrey G. Albertson
                                                      JEFFREY G. ALBERTSON, ESQ.
                                                      Albertson Ward
                                                      36 Euclid Street
                                                      P.O. Box 685
                                                      Woodbury, NJ 08096
                                                      (609) 853-7770


                                                       NOTE

$5,000,000.00                                              WOODBURY, NEW JERSEY
                                                           JUNE 24, 1998

     PAYMENT OBLIGATION: FOR VALUE RECEIVED, BORROWER K-TRON AMERICA, INC., A DELAWARE CORPORATION does hereby bind and oblige itself to pay to the order of THE BANK OF GLOUCESTER COUNTY (hereinafter referred to as "THE BANK"), at its offices, 100 Park Avenue, Woodbury, New Jersey 08096 the maximum principal sum of FIVE MILLION DOLLARS ($5,000,000.00) or such lesser amount as may from time to time be advanced by THE BANK and remain outstanding under this Note with interest thereon at the rate of 0.00% above THE WALL STREET JOURNAL'S Prime Rate. Interest shall be calculated hereunder for the actual number of days that principal is outstanding based on a year of 360 days. This loan shall be repaid over a term of two (2) YEAR(S) AND NINE DAYS during which the BORROWER shall make monthly payments of interest only on the FIRST DAY of each month. All principal and accumulated interest shall be due on JULY 3, 2000; provided however, this note shall be for the purpose of creating a line of credit in the maximum amount of FIVE



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MILLION DOLLARS ($5,000,000.00) during which period of time principal may be increased or reduced at the option of the BORROWER subject to the said maximum amount. Further, the principal amount outstanding on this Line of Credit shall never exceed the sum of EIGHTY (80%) PERCENT of accounts receivable aged ninety
(90) days or less plus a sum representing FIFTY (50%) PERCENT of the current inventory valuation. The BORROWER shall submit to THE BANK on a monthly basis its accounts receivable certification (via its "DSO" Report) and on a quarterly basis its accounts receivable aging along with the inventory certification.

     PRIME RATE: PRIME RATE as used herein is defined as that rate of interest established from time to time by THE WALL STREET JOURNAL and announced as its PRIME RATE. For the purposes hereof, PRIME RATE is influenced by varying factors including money market conditions which cannot be predicted with any degree of certainty and which may cause the PRIME RATE to fluctuate at variable intervals at the discretion of THE WALL STREET JOURNAL. The rate announced by THE WALL STREET JOURNAL as its PRIME RATE may or may not be the rate charged by THE BANK to its most creditworthy borrowers.

     SECURITY: The BORROWER hereunder has delivered as security for this instrument a first perfected security interest on all inventory and accounts receivable now owned and/or hereafter acquired by BORROWER, including insurance proceeds therefrom.

     PREPAYMENT: BORROWER shall have the right to prepay this Note in whole or in part at any time without penalty. Prepayments shall first be applied to interest due and then to the remaining principal.

     LATE CHARGE: The effective date of the receipt by the holder of any installment of this Note shall be the day on which the holder receives cash or collected funds at the place of



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payment as specified herein in payment of any such installment. BORROWER shall be entitled to a FIFTEEN (15) DAY grace period after which period a "late charge" of $0.05 FOR EACH $1.00 SO OVERDUE OR $25.00 WHICHEVER IS GREATER, may be charged by the holder for the purpose of defraying the expense incident to handling such delinquent payment.

     DEFAULT: If any installment of this Note or interest payment is not paid within FIFTEEN (15) DAYS of the date and at the place herein specified, THE BANK may at its option, and without further notice declare this Note to be in default and the entire principal balance then remaining unpaid together with all interest which shall have accrued on the unpaid principal balance from and after the date of such default shall be due and payable in full without notice.

     If a default shall occur in this loan and not be cured as provided in the loan documents or otherwise agreed to by THE BANK, THE BANK shall, after declaring the loan to be in default, have the right to increase the interest rate TWO (2%) percent in excess of the note rate. This provision is in addition to any late charges that may be due.

     ATTORNEY'S FEE: If this Note is placed in the hands of an attorney for collection because of a default in the terms hereof or in the terms of the security agreement as security for the within obligation, the undersigned jointly and severally agree to pay the reasonable fees and costs of such attorney, whether or not legal action is instituted and further consent that if a judgment is entered in any action the amount of such fees shall form a part of such judgment in addition to any fees allowed by Statute or Rule of the Court.

     COMMITMENT LETTER COMPLIANCE: This Note is contingent upon BORROWER'S compliance with all of the terms and conditions contained in the commitment letter issued by THE BANK to BORROWER on June 23, 1998. Upon breach of any term or



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condition contained therein THE BANK shall have the right to declare this loan in default and demand payment in full of the principal balance remaining unpaid, together with all interest which shall have accrued thereon.

     PAYMENT AT MATURITY: THIS LOAN IS PAYABLE IN FULL AT MATURITY OR UPON DEMAND IN THE EVENT OF A DEFAULT HEREUNDER OR DEFAULT UNDER THE FINANCING AGREEMENT SECURING THIS NOTE OR DEFAULT UNDER THE TERMS OF ANY OTHER LOAN INSTRUMENT. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE BANK IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN OR YOU WILL HAVE TO FIND A LENDER WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE BANK.

     WAIVER OF PRESENTMENT: EACH AND ALL PARTIES hereto whether maker, endorsers, sureties, guarantor or otherwise do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest.



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     IN WITNESS WHEREOF. the BORROWER hereunder has hereunto set their hands and seals the day and year first above written.

ATTEST:                                               K-TRON AMERICA, INC.
                                                      BY:



 /s/ Patricia M. Moore                                 /s/ Kevin C. Bowen
PATRICIA M. MOORE                                     KEVIN C. BOWEN, PRESIDENT
VICE PRESIDENT/FINANCE